MANAGEMENT AGREEMENT

This agreement is entered into as of October 1, 2009, by and between Twin Disc International S.A., a limited liability company duly organized and existing under the laws of the Kingdom of Belgium, with its registered office at 54 Chaussée de Namur, 1400 Nivelles, Belgium (Enterprisenumber 0400 358 293 – RMP Nivelles) (the “Company”) and Mr. Henri Claude FABRY, a Belgian citizen, residing at Avenue du Parc 88, 4053 Embourg, Belgium (the “Manager”).

WITNESSETH:

WHEREAS, the Company desires to appoint the Manager as a member of its Management Committee, set up in accordance with article 524bis of the Belgian Law on companies and the Manager desires to accept such appointment pursuant to the terms and conditions set forth herein.

WHEREAS the Company’s parent, TWIN DISC Inc. (the “Parent Company”) fully supports the Manager’s appointment.

NOW, THEREFORE, in consideration of the mutual promises, undertakings and covenants set forth hereinafter, the parties hereto mutually agree as follows:

Article 1.                      Appointment

The Company hereby agrees to appoint via its Board of Directors (hereafter ‘the Board’) the Manager as a member of its Management Committee and the Manager hereby agrees to perform the functions and carry out the duties and responsibilities as member of the Company’s Management Committee on the terms and conditions set forth hereinafter.

The above tasks may during the course of this agreement be limited or extended by the Company statutes.

All the services provided by the Manager on behalf of the Company will fall under the scope of his mandate as member of the Management Committee and thus under this Agreement.

Article 2.                      Conditions
The Manager's services hereunder shall be performed principally at the offices of the Company in Nivelles (Belgium), subject to necessary travel requirements of his position and duties hereunder.

The Manager will perform the duties under this Agreement with full commitment and to the best of its abilities, in accordance with prevailing professional standards and with the by-laws of the Company.

The Manager is free to provide services to other clients, except where this conflicts with the interests of the Company.  The Company on the other hand may, at its discretion, use the services of other Managers who render similar services to the Company.

Parties agree explicitly that the Manager shall perform his services under this Management agreement as an independent contractor and in full liberty, especially but not limited to the organization of the work and the working time, as well as the manner of performance of the services is concerned. The Manager will only be liable for the final product of its Services in execution of this Management agreement and shall not be under the hierarchic supervision of the Company.

The Company will refrain from exercising any employer’s authority over the Manager.  The Manager will not act as, nor consider himself as an employee of the Company, the relationship with the Company not being based on an employment contract.  Considering that the Manager is an independent contractor, he is solely and exclusively responsible for all social security obligations related to the fees and/or any other amounts paid in virtue of this Management agreement.

The Manager shall hold the Company harmless from and indemnify the Company for any claim or damages resulting from or relating to the performance of the Services, or failure to comply with the obligation relating to taxes and social security.

Article 3.                      Term

This Agreement  shall be effective as of October 1st, 2009 and is concluded for an initial three-year term (hereafter “Initial Term”) expiring on the close of business on September 30, 2012, (the "Initial Term"); provided, however, that the Initial Term shall be automatically renewed for successive one (1) year periods thereafter (each, an “Additional Term”) unless and until either party shall give to the other no more than 90 days and no less than 30 days advance written notice of expiration of the term (a "Notice of Non-Renewal") (the Initial Term and any Additional Terms are collectively referred to as the "Term").

Article 4.                      Compensation

The Manager shall receive the following compensation and allowances for services rendered to the Company.

(a)
For the services as defined in article 1 of the present Agreement, the Company shall pay to the Manager a gross annual fee of 144,000 EUR (ONE HUNDRED AND FOURTY FOUR THOUSAND EUROS) (hereafter referred to as “the Fee”.  Where the Fee does not refer to a full calendar year, the Fee will be prorated.  The Fee shall be paid in monthly installments within 5 days after the end of each month.

Given the tax status of “bedrijfsleider”, the payment will be done after deduction of the withholding tax.  The Manager will be responsible for the payment of his social security contributions with the social insurance fund (social verzekeringsfonds / caisse d’assurance social).

The Fee may be reviewed on an annual basis, by the Company and the Parent Company.

(b)
In addition to the Fee set forth in subsection (a) above, during the Agreement, the Manager shall be eligible to participate in the Twin Disc Corporate Incentive Plan.  Such participation is discretionary and subject to an annual appointment by the Parent Company Chairman and CEO and approval by the Parent Company’s Board Compensation Committee.

(c)	The Manager is also eligible to receive meal checks of 7 EUR for each workday.

Article 5.                      Expenses; Fringe Benefits

5.1
Expenses.  The Company agrees to pay or to reimburse the Manager for all reasonable, ordinary and necessary documented business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect.  The Manager, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Manager seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

5.2
Benefit Plans.  During the Term, the Manager and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any healthcare benefit plans and/or pension plan made available generally to the Company’s directors and managers, subject, however, to the generally applicable eligibility requirements and other provisions of the various plans and programs in effect from time to time.

5.3	Company car. During the Term, the Manager will have the right to use a Company car, in accordance with the Company’s car policy.

5.4
Vacation.  The Manager shall be entitled to five (5) weeks paid vacation annually on a cumulative basis, to be taken at such time(s) as shall not, in the reasonable judgment of the Board, materially interfere with the Manager's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect generally for its directors and managers. Vacation days not taken in any calendar year shall not be carried over into subsequent calendar years.

Article 6.                      Covenants

6.1
During the course of this Agreement as well as after its termination, the Manager shall not use and shall not disclose to anyone, except as may be required by the execution of its obligations under this Agreement, any confidential information it may become aware of during the course of this Agreement.

Such information includes but is not limited to:

-
all drawings, formulae, specifications, books, software, instruction manuals, daily reports, minutes of meetings, journals and accounts, business, trade and manufacturing secrets, oral or written data, whether concerning the business methods, processes, techniques or equipment of the Company, its parent company, subsidiaries or branch offices; and

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the identity of the clients, suppliers, distributors and service providers of the Company, its parent company, subsidiaries or branch offices and any other information relating to such clients, suppliers, distributors and service providers.

The Manager agrees that these restrictions shall apply whether or not any such information is marked "confidential."  Confidential Information does not include information which (i) becomes generally available to the public other than by breach of this provision by the Manager or (ii) the Manager learns from a third party who is not under an obligation of confidence to the Company or a client of the Company or (iii) the Company has waived the Manager’s duty of confidentiality.

The Manager further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "Material") compiled by him or made available to him during his Term with the Company (whether or not the Material contains Confidential Information) shall be the property of the Company and shall be delivered to the Company on the termination of the Manager’s employment with the Company or at any other time upon request.  Except in connection with services rendered on behalf of the Company, the Manager agrees that he will not make or retain copies or excerpts of the Material.

6.2
Non-Competition/Non-Solicitation.  During the Term and for a period of twelve (12) months after the termination of this Agreement, the Manager will refrain from rendering services relating to the manufacturing and sale of marine transmissions and off-road transmissions and related service or support or to become employed by or enter into any contractual relations with anyone other than Company or any of its affiliates.  The present obligation to refrain from competing with the Company or any of its affiliates shall be limited to Europe, the US and Asia.

6.3
Intellectual Property.  During the Term, the Manager will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company and its subsidiaries, including without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement.  The Manager agrees that all patents, licenses, copyrights, trade names, trademarks, service marks, planning, marketing and/or creative policies, advertising campaigns, media campaigns, and budgets, practices, concepts, strategies, and methods of operations, financial or business projections, designs, logos, slogans and business plans developed or created by the Manager in the course of this Agreement hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company.  The Manager agrees, that at the Company's request and expense, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

Article 7.                      Termination

7.1	The Manager may at any time terminate this Agreement with a 3 months notice period, provided prior written notification is given to the Company as set forth in Article 8.7 below.

7.2	The Company may at any time terminate this Agreement with a 3 months notice period, provided prior written notification is given to the Manager as set forth in Article 8.7 below.

In the event of termination by the Company for reasons other than those listed in 7.3 below, the Manager will be entitled to an indemnity equal the amount of fees earned for a period of 18 months (Fee at the date of termination and as mentioned in article 4.a).

7.3	The Company may terminate this Agreement without any prior notice or payment of any indemnity, in the following, not limited, cases:

a)	any serious breach of the Agreement by the Manager;

b)	if the Manager is unable to perform the Services during a period of more than 2 consecutive months or a total period of 3 months in any given 12 month period;

c)	Serious misconduct or a serious fault committed by the Manager;

7.4
Upon termination of this Agreement, the Manager will immediately or within 10 days after the Company’s request hereto return to the Company all materials and property belonging to the Company or obtained through performance of services for the Company, e.g. but not limited to documents in whatever form containing important, sensitive or confidential information with regard to the Company or its affiliated companies or their current or planned activities. In case of violation of the above, the Company may claim compensation from the Manager for any damages caused.

Article 8.                      General Provisions

8.1
Entire Agreement - This Agreement nullifies and supersedes all prior agreements and contains the entire agreement between the parties relating to the subject matter hereof.  No modification, alteration or amendment of this Agreement and no waiver of any provision hereof may be made unless such modification, alteration, amendment, or waiver is set forth in writing signed by the parties hereto.

8.2
Governing Law – Competent Court This Agreement shall be construed in accordance with and governed by the laws of the Kingdom of Belgium.  All disputes arising out of or in connection with this Agreement will be brought before the courts of Nivelles.

8.3
Enforceability - The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

8.4
Assignment - This Agreement is a personal contract and the Manager's rights and obligations hereunder may not be sold, transferred, or assigned by the Manager.  The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company.

8.5
Modification - This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the Board or a Representative thereof and the Company.

8.6
Severability; Survival - In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted.  The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

8.7
Notice - Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (i) when delivered in person; (ii) when sent by registered mail, or (iii) when sent by overnight courier to the recipient to the addresses listed at the end of this agreement.

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

8.8
No Conflict – The Manager represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Manager upon his performance of his duties pursuant to this Agreement.

8.9	Headings - The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

Executed in two originals.  Each party acknowledges receipt of its own original.

The Manager                                                                                The Company

Mr. Henri Claude FABRY                                                            For Twin Disc International S.A.
Avenue du Parc 88                                                                       Chaussée de Namur 54
4053 EMBOURG                                                                           1400 NIVELLES

The parties precede their signature with the words “read and approved” and initial each of the preceding pages.